                                  EXHIBIT 5.1

                                  May 10, 1994



Board of Directors
Haverty Furniture Companies, Inc.
866 West Peachtree Street, NW
Atlanta, GA 30308

              RE:      Haverty Furniture Companies, Inc.
                       Registration Statement on Form S-8
                       500,000 Shares of $1.00 par value
                       Common Stock
                       1988 Incentive Stock Option Plan

Gentlemen:

        We have acted as counsel for Haverty Furniture Companies, Inc. (the "Company") in connection with the registration of 500,000 shares of its $1.00 par value Common Stock (the "Additional Shares") reserved to the Company's 1988 Incentive Stock Option Plan, (the "Plan") (such Additional Shares being in addition to the shares reserved to the Plan which were covered by Registration Statement No. 33-41150, dated June 12, 1991, and Registration Statement No. 33-28539, dated May 2, 1989), pursuant to a registration statement filed on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended, covering the said shares.

                 In connection therewith, we have examined the following:

                 (1) The Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Maryland;

                 (2) The By-Laws of the Company, as amended, certified as complete and correct by the Secretary of the Company;

                 (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company;

                 (4) Certificate of Good Standing with respect to the Company, issued by the Secretary of State of the State of Maryland; and

                 (5) The Registration Statement, including all exhibits thereto, as filed with the Securities and Exchange Commission.

        Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

                 (A) The Company has been duly incorporated under the laws of the State of Maryland and is validly existing and in good standing under the laws of that state.

                 (B) The Additional Shares covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

        We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form S-8 and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Sincerely,

                                        SMITH, GAMBRELL & RUSSELL



                                        /s/ Helen T. Ferraro
                                        --------------------
                                        Helen T. Ferraro



HTF/dkaw